Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(827,839)
Unrealized Gain (Loss) on Market Value of Futures	4,432,759
Dividend Income	18,744
Interest Income	71,296
ETF Transaction Fees	1,400
Total Income (Loss)	$3,696,360

Expenses
General Partner Management Fees	$50,930
Professional Fees	25,678
Brokerage Commissions	1,904
Non-interested Directors' Fees and Expenses	750
Prepaid Insurance Expense	507
NYMEX License Fee	1,273
Total Expenses	$81,042
Net Income (Loss)	$3,615,318

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/17	$107,126,529
Withdrawals (800,000 Shares)	(14,471,514)
Net Income (Loss)	3,615,318

Net Asset Value End of Month	$96,270,333
Net Asset Value Per Share (5,050,000 Shares)	$19.06

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612